NEWMIL BANCORP, INC.

              NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


To the Shareholders of NewMil Bancorp, Inc.:

     NOTICE IS HEREBY GIVEN that the 1995 Annual Meeting of Shareholders of NEWMIL BANCORP, INC. will be held at the Candlewood Valley Country Club, New Milford, Connecticut on Friday, October 20, 1995 at 9:30 a.m., for the purpose of considering and voting on the following matters:

     1. To elect three Directors to serve until the Annual Meeting of Shareholders in 1998 who, with the five Directors whose terms of office do not expire at this meeting, will constitute the full Board.

     2. To approve amendments to the Corporation's 1986 Stock Option and Incentive Plan for key officers and employees.

     3. To approve amendments to the Corporation's 1992 Stock Option Plan for Outside Directors.

     4. To ratify the appointment of Coopers & Lybrand as independent auditors for the fiscal year ending June 30, 1996.

     5. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on August 31, 1995, are entitled to notice of and to vote at this meeting or any adjournment thereof.

                                   By order of the Board of Directors,




                                   Betty F. Pacocha
                                   Secretary

New Milford, Connecticut
September 20, 1995


     YOUR VOTE IS IMPORTANT. WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN REVOKE YOUR PROXY AND VOTE IN PERSON.

                        NEWMIL BANCORP, INC.
                           19 Main Street
                   New Milford, Connecticut  06776

                   ANNUAL MEETING OF SHAREHOLDERS
                          OCTOBER 20, 1995

                           PROXY STATEMENT


               INFORMATION CONCERNING THE SOLICITATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of NewMil Bancorp, Inc. (the "Corporation"), a Delaware corporation, for the Annual Meeting of Shareholders of the Corporation to be held at the Candlewood Valley Country Club, New Milford, Connecticut on Friday, October 20, 1995 at 9:30 a.m.
(the "Meeting"), and any adjournments thereof. This Proxy Statement and the enclosed proxy card are first being given or sent to shareholders on or about September 20, 1995.

     The Corporation will bear the costs of soliciting proxies from its shareholders. In addition to this solicitation by mail, proxies may be solicited by Directors, officers and employees of the Corporation and the Bank by personal interview, telephone or telegram. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of the Corporation's Common Stock (as hereinafter defined) held of record by such persons, and the Corporation may reimburse such custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

     Only holders of Common Stock of record at the close of business on August 31, 1995 (the "Record Date") are entitled to vote at the Meeting. On that date, there were 4,492,979 shares of the Corporation's $.50 par value common stock outstanding (the "Common Stock"). All shares of Common Stock outstanding carry voting rights and all shareholders are entitled to one vote per share of Common Stock held by such shareholder on each matter submitted to vote. Pursuant to the Corporation's Bylaws, a majority of the outstanding shares entitled to vote, present either in person or by proxy, will constitute a quorum for transacting business at the Meeting.

     Shares represented by properly executed proxies in the enclosed form will be voted in accordance with any specifications made therein. Proxies that contain no directions to the contrary will be voted FOR the election of all nominees for Director, FOR approval of amendments to the Corporation's 1986 Stock Option Plan and Incentive Plan for key officers and employees, FOR approval of amendments to the Corporation's 1992 Stock Option Plan for Outside Directors, and FOR the ratification of the appointment of Coopers
& Lybrand as the Corporation's independent auditors for the fiscal year ending June 30, 1996. If any other business is properly presented at this Meeting, the Proxy shall be voted in accordance with the recommendations of management.

     A shareholder who executes and returns a proxy on the enclosed form has the power to revoke it at any time before it is voted at the Meeting by filing with the Secretary of the Corporation an instrument revoking it, or a duly executed proxy bearing a later date, or by attending the Meeting and voting in person. Attendance at the Meeting will not in and of itself constitute the revocation of a proxy. Voting by those present during the conduct of the Meeting will be by ballot.

                        PRINCIPAL SHAREHOLDERS

     The following table shows those persons known to the Corporation (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) to be the beneficial owners of more than five percent of the Common Stock as of the Record Date. In preparing the following table, the Corporation has relied on information supplied in public filings filed by such persons with the Securities and Exchange Commission as referenced below the table in the footnotes. According to these filings, each person listed below is believed to have sole voting and investment powers with respect to shares beneficially owned except as noted.

                                       Shares
    Name and Address                Beneficially         Percent
    of Beneficial Owner                Owned             of Class

    J. J. Cramer & Co.               384,300(1)          8.56%
    56 Beaver Street, Suite 701
    New York, NY 10004

    Dimensional Fund Advisors Inc.   277,100(2)          6.17%
    1299 Ocean Avenue, 11th Floor,
    Santa Monica, CA 90401

    James R. Williams                245,978(5)          5.48%
    28 Lane Street
    Kent, CT  06757



(1) J. J. Cramer & Co. beneficially owned shares are based on the Securities & Exchange Commission Form 13D filed June 8, 1995.
(2) Dimensional Fund Advisors Inc.'s beneficially owned shares are based on a Securities and Exchange Commission 13F filing for the quarter ended March 31, 1995. Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 277,100 shares of NewMil Bancorp, Inc. common stock as of March 31, 1995, all of which shares are held in portfolios of DFA Investment Dimensions Group, Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serve as investment manager. Dimensional disclaims beneficial ownership of all such shares.
(3) Mr. Williams' beneficially owned shares are based on the Securities and Exchange Commission Form 4 filings of director Mary C. Williams, Mr. Williams' former spouse, for the months of August 1992 and 1993.


               THE BOARD OF DIRECTORS AND ITS COMMITTEES

     In accordance with the Corporation's Bylaws and the applicable laws of Delaware, responsibility for the management of the Corporation is vested in the Board of Directors. During the year ended June 30, 1995, the Board of Directors of the Corporation held sixteen (16) regular and special meetings. The Board of Directors of the Corporation is comprised of the same individuals who serve on the Board of Directors of the Corporation's wholly-owned subsidiary, New Milford Savings Bank (the "Bank"). Each Director attended at least 75 percent of the meetings of the Board of Directors of the Corporation and any committee(s) of which he or she was a member.

     During fiscal 1995 many matters ordinarily dealt with by subcommittees of each Board of Directors were dealt with by the appropriate Board of Directors as a committee of the whole. The committees of the Corporation's Board of Directors are the Audit Committee, the Investment Committee, the Nominating Committee, and the Salary and Benefits Committee. The committees of the Bank's Board of Directors are the Audit Committee, the Community Reinvestment Act Committee, the Investment Committee, the Loan Committee, the Nominating Committee, the Salary and Benefits Committee, and the Trust Committee.

     The Corporation's Audit Committee met six (6) times during fiscal 1995. The Corporation's Audit Committee is responsible, amongst other things, for oversight of: internal accounting controls; the internal audit function; the selection of independent accountants; the results of the annual audit examination; and, relationships with state and federal regulatory agencies. The members of the Corporation's Audit Committee are Willis H. Barton, Jr., Herbert E. Bullock, Laurie G. Gonthier and Mary C. Williams.

     The Corporation's Nominating Committee met two (2) times during fiscal 1995. The Corporation's Nominating Committee recommends to the Corporation's Board of Directors candidates for director either to be elected at annual meetings of shareholders or to be appointed by the Board of Directors from time to time for the purpose of filling any vacancy on the Board of Directors. Vacancies in directorships may be filled, until the expiration of the term of the vacated directorship, by a vote of a majority of the directors then in office. The members of the Corporation's Nominating Committee are Herbert E. Bullock, John V. Haxo, Suzanne L. Powers and Mary C. Williams.

     The Corporation's Salary and Benefits Committee met six (6) times during fiscal 1995. The Corporation's and the Bank's Salary and Benefits Committees make recommendations to their respective Board of Directors on compensation for officers and employees, and on benefit plans for employees of the Corporation and the Bank. The Bank's Salary and Benefits Committee administers the 1986 Stock Option Plan for officers and key employees of the Bank, which includes recommendations for the granting of stock options. The members of the Salary and Benefits Committee are Willis H. Barton, Jr., John V. Haxo,
Suzanne L. Powers and Mary C. Williams.

     The Corporation's Investment Committee met thirteen (13) times during fiscal year 1995. The Corporation's and the Bank's Investment Committees approve investment policies and monitor the performance of the Corporation's and the Bank's investment portfolios. The members of the Corporation's and the Bank's Investment Committees are Herbert E. Bullock, Laurie G. Gonthier and John V. Haxo, Anthony J. Nania and Francis J. Wiatr.

     Matters ordinarily dealt with by the Bank's Loan Committee were dealt with during fiscal year 1995 by the Bank's Board of Directors as a committee of the whole. The Bank's Loan Committee approves the loan policies of the Bank, approves certain loans and reviews all loans made during the fiscal year by the Bank. The members of the Bank's Loan Committee are Willis H. Barton, Jr., Laurie G. Gonthier and Suzanne L. Powers.

     Matters ordinarily dealt with by the Bank's Trust Committee were dealt with during fiscal year 1995 by the Bank's Board of Directors as a committee of the whole. The Trust Committee approves the trust policies of the Bank and reviews all trust accounts. The Bank's Trust Committee no longer administers trust accounts for unrelated third parties. The Bank remains as Trustee for only one account, New Milford Savings Bank Pension Plan, and serves as custodian for New Milford Savings Bank Foundation. The Bank's Trust Committee, therefore, continues to administer these accounts. The members of the Bank's Trust Committee are Herbert E. Bullock, John V. Haxo, Anthony J. Nania and Mary C. Williams.

     The Bank's Community Reinvestment Act Committee ("CRA") met four (4) times during fiscal year 1995. The committee was formed as a means of assuring compliance with the requirements of the Community Reinvestment Act. The members of the Bank's CRA Committee are Herbert E. Bullock, Willis H. Barton, Jr., Anthony J. Nania and Francis J. Wiatr.


Directors Compensation

     Officers of the Corporation who are also directors receive no compensation as directors. Each non-employee director received an annual stipend of $7,500 for the fiscal year ended June 30, 1995. Directors also receive $250 for each Board meeting attended and $150 for each additional committee meeting attended.

     On October 23, 1992, at the 1992 Annual Meeting, the Shareholders approved the 1992 Stock Option Plan for Outside Directors (the "1992 Plan"). Each non-employee director was granted options to purchase 10,000 shares of Common Stock pursuant to such 1992 Plan, at an exercise price of $3.00, the fair market value of the Corporation's Common Stock on the date of grant. The 1992 Plan provides for subsequent grants of additional options of 2,000 shares to newly elected and subsequently reelected non-employee directors. Directors employed by the Corporation or the Bank are not eligible to participate in this 1992 Plan. The Board has adopted certain amendments to the 1992 Plan which are subject to the approval of shareholders and which are discussed below in Proposal 3. That discussion includes a summary of the existing 1992 Plan and the amendments proposed.

                             PROPOSAL 1

                        ELECTION OF DIRECTORS

     The Certificate of Incorporation and the Bylaws of the Corporation provide for the election of directors by the shareholders. For this purpose, the Board of Directors is divided into three classes, as nearly equal in size as possible, with one class elected each year for a three-year term, to hold office until the end of such term and until successors have been elected and qualified. The terms of office of the members of one class expire and a successor class is elected at each annual meeting of the shareholders. The Corporation's Bylaws contain a special provision applicable only to a director who is also an officer of the Corporation; in such case, the officer/ director shall be deemed to have resigned as a director should he, for any reason, no longer be an officer of the Corporation.

     At the Meeting, the terms of three directors, Laurie G. Gonthier, John V. Haxo and Suzanne L. Powers expire. They have been nominated to be elected each for a three-year term, expiring at the annual meeting in 1998. In the event that any nominee for director is unable or declines to serve, which the Board of Directors has no reason to expect, the attorneys named in the proxy will vote for a substitute designated by the present Board of Directors.

     Nominations of persons for election to the Board of Directors may be made at a meeting of shareholders by or at the direction of the Board of Directors or by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with certain notice procedures set forth in the Bylaws. Such nominations, other than those made by or at the direction of the Board of Directors, must be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the Corporation's principal executive offices not fewer than 60 days nor more than 90 days prior to the annual meeting; provided, however, that if fewer than 50 days' notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the Meeting was mailed or such public disclosure was made. A shareholder's notice must set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a Director,
(i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by such person, (iv) the total number of shares of capital stock of the Corporation that will be voted for each proposed nominee; and (v) any other information relating to such person that is required to be disclosed in solicitation of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected) and (b) as to the shareholder giving the notice (i) the name and address of such shareholder, as they appear on the Corporation's books, and
(ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by such shareholder.

     The following tables set forth information as of the Record Date based upon the Corporation's and the Bank's books and records and upon Questionnaires executed by the Corporation's and the Bank's directors and executive officers, regarding the nominees for election as directors at the Meeting and each director continuing in office. The tables include the total number and percentage of shares of Common Stock beneficially owned by each nominee and by all directors and executive officers as a group. Each person has sole voting and investment powers with respect to shares listed as being beneficially owned by them, except as indicated in the notes following the tables.

             NOMINEES FOR ELECTION FOR A THREE YEAR TERM

             Positions                                Shares
             Held With                                of
             the Corp.                       Term     Common
             and the Bank;                   Will     Stock
             Principal                       Expire   Beneficially  Percent
             Occupation            Has       at       Owned         of
             During Past           Served    the      as of         Common
             Five Years            as a      Annual   Sept.         Stock
             and                   Director  Meeting  1,            Beneficially
             Directorships    Age  Since     in       1995          Owned

_______________________________________________________________________________
Laurie G.
Gonthier    Director; Vice
            President
            of Marketing for
            Paine Webber,
            Middlebury, CT    45    1990      1998      15,000(1)   0.33%

Dr. John V.
Haxo        Director;
            Retired
            Surgeon           71    1987(2)   1998      11,000(3)   0.24%

Suzanne L.
Powers      Director;
            Attorney;
            Judge of
            Probate           57    1988      1998      20,000(4)   0.44%


(1) Includes 2,500 shares held jointly by Mr. Gonthier with his spouse, 2,500 shares in Mr. Gonthier's Individual Retirement Account and options to purchase 10,000 shares of Common Stock exercisable within 60 days of the Record Date.
(2) Dr. Haxo has been a director of the Corporation since its formation in 1987. Dr. Haxo has been a director of the Bank since 1973.
(3) Includes 1,000 shares owned directly by Dr. Haxo and options to purchase 10,000 shares of Common Stock exercisable within 60 days of the Record Date.
(4) Includes 1,000 shares owned directly by Mrs. Powers, 4,000 shares owned jointly by Mrs. Powers with her spouse, 5,000 shares owned by Mrs. Powers' spouse and options to purchase 10,000 shares of Common Stock exercisable within 60 days of the Record Date.


                    DIRECTORS CONTINUING IN OFFICE
            Positions
            Held
            With the
            Corporation
            and the Bank;
            Principal                                Shares of
            Occupation                               Common Stock Percent
            During              Has                  Beneficially of
            the                 Served   Term Will   Owned        Common
            Past Five           as a     Expire at   as of        Stock
            Years and           Director the Annual  Sept. 1,     Beneficially
Name        Directorships  Age  Since    Meeting in  1995         Owned

Willis H.
Barton, Jr. Director;
            Retired
            Partner
            in W.G.
            Barton &
            Son;
            Director of
            New Milford
            Center
            Cemetery
            Association
            and New
            Milford
            Hospital,
            New Milford,
            CT             73   1987(3)  1997        20,250(2)    .45%

Herbert E.
Bullock     Director;
            Employee,
            Echo Bay
            Marina,
            New Milford,
            CT             60   1987(3)  1997        14,400(4)    .32%
Anthony J.
Nania       Director;
            Chairman
            and CEO
            of the
            Corporation
            and
            Chairman of
            the Bank;
            Attorney;
            Chairman
            and
            President
            of Geer Corp.,
            a nursing
            home and
            rehabili-
            tation
            center;
            Director
            of Colt
            Firearms,
            Inc.;  Former
            Probate
            Judge and
            Representative
            to General
            Assembly       50    1990    1996      108,318(5)    2.36%

Francis J.
Wiatr       Director;
            President of
            the Corpora-
            tion; CEO and
            President of
            the Bank;
            Former
            President and
            CEO, Bank of
            Waterbury,
            Waterbury,
            CT; Former
            Senior
            Executive
            Vice
            President,
            Citytrust,
            Bridgeport,
            CT             45    1994(6)  1997     50,475(7)     1.11%

Mary C.
Williams     Director;
             Former Vice
             President,
             J & J Log
             and Lumber
             Corp.         55    1990     1996     72,000(8)     1.60%

All
Directors
and
Executive
Officers
as a
Group (14
Persons)                                           412,769(9)    8.59%

(1) Mr. Barton has been a director of the Corporation since its formation in 1987. Mr. Barton has been a director of the Bank since 1970.
(2) Includes 5,000 shares owned jointly with spouse, 1,250 shares owned by spouse and daughter, 2,000 shares held directly and options to purchase 12,000 shares of Common Stock exercisable within 60 days of the Record Date.
(3) Mr. Bullock has been a director of the Corporation since its formation in 1987. Mr. Bullock has been a director of the Bank since 1972.
(4) Includes 400 shares held jointly with spouse, 2,000 shares owned by spouse and mother-in-law and options to purchase 12,000 shares of Common Stock exercisable within 60 days of the Record Date.
(5) Includes 1,200 shares owned directly by Mr. Nania, 1,057 held by Mr. Nania in his Individual Retirement Account, options to purchase 100,000 shares of Common Stock exercisable within 60 days of the Record Date, 1,061 shares held by Mr. Nania's spouse in her Individual Retirement Account, and 5,000 shares held by Mr. Nania as custodian for his minor children.
(6) Mr. Wiatr became President of the Corporation and President and Chief Executive Officer ("CEO") of the Bank , and a director of both the Bank and the Corporation, on March 21, 1994.
(7) Includes 475 shares held directly by Mr. Wiatr and options granted to Mr. Wiatr to purchase 50,000 shares which are exercisable within 60 days of the Record Date. Excludes additional options granted to Mr. Wiatr to purchase 50,000 shares which are not exercisable within 60 days of the Record Date.
(8) Includes 60,000 shares held directly by Mrs. Williams and options to purchase 12,000 shares of Common Stock exercisable within 60 days of the Record Date.
(9) Includes 312,000 shares issuable upon the exercise of options exercisable by such persons within 60 days of the Record Date.
(10) For the purpose of calculating the percentage of Common Stock beneficially owned by the persons listed in the table, including the directors and executive officers as a group, the total number of shares outstanding includes the 312,000 shares issuable upon the exercise of options which may be exercised by such persons within 60 days of the Record Date (the "Option Shares").


     THE NOMINEES FOR DIRECTOR MUST BE ELECTED BY A MAJORITY OF THE SHARES PRESENT IN PERSON OR BY PROXY AT THE ANNUAL MEETING.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE PROPOSED NOMINEES.

Section 16 Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Corporation's directors and executive officers, and persons who own more than ten percent of a registered class of the Corporation's equity securities (collectively referred to as the "Insiders"), to file with the Securities and Exchange Commission and NASD initial reports of ownership and reports of changes in ownership of any securities of the Corporation. Insiders are required by the Exchange Act to furnish the Corporation with copies of all Section 16(a) reports they file. Based solely on a review of the copies of such reports furnished to the Corporation and written representations from directors and executive officers that no other reports were required, the Corporation believes that during the fiscal year ended June 30, 1995, all Section 16(a) required filings applicable to the Corporation's Insiders were made.


                           EXECUTIVE COMPENSATION

     The following Cash Compensation Table is required to set forth cash compensation and certain other compensation paid or accrued by the Corporation or the Bank for services in all capacities rendered during fiscal years ended June 30, 1995, 1994 and 1993 to the Corporation's CEO and the four most highly compensated executive officers of the Corporation and the Bank, other than the CEO, whose cash compensation for the fiscal year ended June 30, 1995 exceeded $100,000 (together, the "Named Executives"). There were only two Named Executives, in addition to Mr. Nania, who exceeded $100,000 in cash compensation for the fiscal year ended June 30, 1995.


                     Summary Compensation Table
                                                              Long Term
                                                              Compensa-
                                                              tion
                     Annual Compensation                      Awards
_______________________________________________________________________________
(a)                  (b)     (c)       (d)         (e)        (g)        (i)
                                                   Other                 All
                                                   Annual                Other
Name and                                           Compen-               Compen-
Principal                                          sation     Options/   sation
Position              Year   Salary($)  Bonus ($)  ($)        SARs(#)    ($)(7)
________________________________________________________________________________
Anthony J. Nania      1995   $150,000  $37,570(1)  $  -       20,000     $6,300
Chairman/CEO of the   1994    150,000    8,438(2)     -       10,000      2,116
Corporation and       1993    150,000   15,000        -       10,000        807
Chairman of the
Bank

Francis J. Wiatr      1995   $160,000  $57,570(3)  $  -        -         $  959
President of the      1994   $40,000(4)     -         -       75,000(5)     -
Corporation;
President/            1993       -          -         -        -            -
CEO of the Bank

Thomas Grant          1995   $80,000   $42,759(6)     -                  $  518
Senior Vice President 1994      -           -
Commercial Lending of 1993      -           -         -
the Bank

(1) Mr. Nania received a total performance bonus valued at $37,570. The amount shown reflects the total amount of cash bonus and the dollar value of stock option bonus (measured as the market value of the underlying stock on the date of grant minus the exercise price) paid or earned during the fiscal year ended June 30, 1995.
(2)  The amount shown reflects the dollar value of stock option bonus
     (measured as the market value of the underlying securities at the date of grant minus the exercise price) paid or earned during the fiscal year ended June 30, 1994.
(3) Mr. Wiatr received a performance bonus of $57,570 for the fiscal year ended June 30, 1995.
(4) Mr. Wiatr was elected President of the Corporation and President and CEO of the Bank on March 22, 1994. Thereafter, during fiscal 1994 Mr.
     Wiatr received wages aggregating $40,000 based on an annualized salary of $160,000.
(5) On March 22, 1994, an aggregate of 75,000 options, in three tranches, were granted to Mr. Wiatr pursuant to the 1986 Stock Option and Incentive Plan (the "1986 Plan"). 25,000 options are currently exercisable and 25,000 will become exercisable on each of March 1, 1996 and March 1, 1997 (unless accelerated upon a change of control).
(6) Mr. Grant was appointed as Senior Vice President - Commercial Lending of the Bank on June 20, 1994. Mr. Grant received bonuses totalling $42,759 for the fiscal year ended June 30, 1995.
(7) The amounts reported for All Other Compensation include the following: (i) Term life insurance premiums paid by the Corporation or the Bank in fiscal 1995, 1994 and 1993 on behalf of each of the named executives:
     Mr. Nania, $1,573, $1,246 and $807, respectively; Mr. Wiatr, $959 for 1995; Mr. Grant, $518 for 1995; and (ii) Contribution match paid by the Bank under the Bank's 401K Plan in fiscal years 1995 and 1994 on behalf of Mr. Nania of $4,727 and $870 respectively.

Options/SAR Grants

     The following table provides detailed information concerning stock options granted to the Named Executives pursuant to the 1986 Plan during the fiscal year ended June 30, 1995. In addition, in accordance with SEC rules, this table shows potential realizable gains that would exist for these options for the Named Executives. These potential gains are based on assumed annualized rates of stock price appreciation of 5% and 10% from the date the options were granted over the full 10 year option term.

        Options/SAR Grants in Fiscal Year Ended June 30, 1995
                                                         Potential Realizable
                                                         Value at Assumed
                                                         Annual Rates of Stock
                                                         Price Appreciation
        Individual Grants                                Over Option Term
_______________________________________________________________________________
(a)        (b)           (c)          (d)       (e)      (f)         (g)

                         %
                         of Total
                         Options/
                         SARs
                         Granted to
                         Employees    Exercise
                         in           or Base   Expi-
           Options       Fiscal       Price     ration
Name       Granted(#)    Year         ($/Sh)    Date     5% ($)      10% ($)
_______________________________________________________________________________
Anthony J.
Nania      20,000(1)(2)  80.0%        $4.569    07/7/04  $55,221(3)  $142,057(3)


(1) These options were issued to Mr. Nania on July 7, 1994 at 85% of the fair market value of the Corporation's stock on the date of the grant pursuant to the 1986 Plan. The exercise price is $4.569, and the market price was $5.375 on the date of grant, a difference of $.806 per share, or $16,120 for the entire award of 20,000 options.
(2) Options granted pursuant to the 1986 Plan will terminate on the earlier of ten years from the date of grant or three months following the employee's ceasing to be employed by the Corporation or the Bank. Under the terms of the 1986 Plan, the Salary and Benefits Committee retains limited discretion to modify the terms of outstanding options, including the repricing of options, under certain conditions.
(3) The resulting stock price for the grant expiring on July 7, 2004 would be $7.442 at 5% and $11.851 at 10% compounded annually for 10 years.

In addition to the options set forth in the table above, after June 30, 1995, the Corporation granted the following options to the named individuals under the 1986 Plan: Mr. Nania, 45,000 shares; Mr. Wiatr, 25,000 shares; and Mr. Grant, 15,000 shares.

The following table provides detailed information concerning stock options exercised by the Named Executives during the fiscal year ended June 30, 1995. This table also provides information concerning the number and value of specified exercisable ("vested") and unexercisable ("unvested") stock options at June 30, 1995. Finally, this table reports the value of unexercised "in-the-money" stock options at June 30, 1995, which represents the positive spread between the exercise price of any such existing stock options and the fair market value of the Corporation's Common Stock on June 30, 1995 ($6.25).

      Aggregated Option/SAR Exercises in Fiscal Year Ended June 30, 1995
                  and June 30, 1995 Option/SAR Value Table
(a)          (b)          (c)          (d)               (e)
                                                         Value of
             Shares                    Number of         Unexercised
             Acquired                  Unexercised       In-the Money
             on           Value (a)    at 6/30/95        at 6/30/95
Name         Exercise(#)  Realized($)  Exercisable/      Exercisable/
                                       Unexercisable     Unexercisable
Anthony J.
 Nania            -       $   -        55,000 /0          $132,058/$ 0
Francis J.
 Wiatr            -           -        25,000 /50,000     $56,250 /$112,500
Thomas Grant      -           -        -  /  -            -  / -


Employment Agreements

    The Bank currently has an Employment Agreement with Mr. Wiatr.  Mr. Wiatr's
agreement provides for an annual base compensation of $160,000.   Mr. Wiatr
also agrees to serve as director of the Corporation and the Bank (for so long as he continues as an officer of the Corporation and Bank) for which he will receive no additional compensation. In addition, the agreement provides for the stock options described in footnote 5 to the Summary Compensation Table above. The issuance price of these options is $4.00 per share. These options are for a term of ten (10) years from the date of the grant. The Agreement also provides for certain customary benefits, including an automobile allowance and country club membership.

    Mr. Wiatr's agreement provides that if the Bank experiences a change in control, Mr. Wiatr will be entitled to receive a lump sum cash payment equal to three times the greater of his compensation for the last full fiscal year preceding the change of control or the average of such compensation for the last three full fiscal years. In no event shall such payments cause such payments to be deemed "excess parachute payments" under Section 280G of the Internal Revenue Code of 1986, as amended. If Mr. Wiatr is terminated before a change in control occurs, no severance would be due other than a continuation of benefits for three months and payment for unused vacation time.

    The agreement provides that for a period of two (2) years following Mr. Wiatr's employment with the Bank, he shall not engage in, render advice or assistance to or be employed on a compensation basis by any person, firm or entity which is in competition (as defined in the agreement) with the Bank. In addition, Mr. Wiatr agrees in the agreement not to use or reveal, at any time during or after the term of the agreement, any confidential information that he has received during the course of his employment at the Bank.

    The Corporation and the Bank currently have no employment agreements with any other officers of the Corporation or the Bank.

                       EMPLOYEE BENEFIT PLANS


Pension Plan

    The Bank maintains a non-contributory defined benefit pension plan (the "Pension Plan") that is qualified under the Internal Revenue Code and complies with the requirements of the Employee Retirement Income Security Act of 1984 ("ERISA").

    Effective September 1, 1993 the Pension Plan was curtailed and the crediting of additional benefits to participants under the Pension Plan discontinued. Distributions of vested benefits will be made after the retirement of vested participants. If a participant terminates employment before attaining the normal retirement date as set forth in the Pension Plan, the Pension Plan's vesting provisions will govern whether such participant is entitled to any benefits pursuant to such Pension Plan.

    The Pension Plan covers full-time employees, as of September 1, 1993, who had attained the age of 21 years and had completed at least six months service with the Bank at September 1, 1993. The Pension Plan provides in general for monthly payments to or on behalf of each covered employee upon such employee's retirement at age 62 or 65, depending upon whether their employment began before April 1, 1976, or after that date. Annual payments are based upon the employee's basic annual compensation for the highest paid three years of employment through September 1, 1993 and such employee's covered months of service to a maximum of 60 percent.

    The Pension Plan provides for optional early retirement benefits provided a participant has attained age 58 and completed at least 25 years of service with the Bank or attained the age of 62 depending on whether their employment began before April 1, 1976 or after that date. The Pension Plan also provides death benefits comparable to the benefits offered in the case of early retirement. To fund the benefits provided by the Pension Plan, the Bank makes an annual contribution, if required, for the benefit of eligible employees computed on an actuarial basis. No contribution was required or made during the last fiscal year. Contributions to the Pension Plan fund are paid entirely by the Bank and expenses of administering the Pension Plan are paid from the fund.

    The following table illustrates annual pension benefits for retirement in fiscal 1995 at age 65 under the most advantageous Pension Plan provisions available for various levels of compensation and years of service. The Bank's Pension Plan does not provide for Social Security integration.


                                 Pension Plan Table
   Average Final                 Years of Service(b)
    Earnings(a)       15 Years  20 Years  25 Years  30 Years  35 Years

    $ 25,000          $ 7,500   $10,000   $12,500   $15,000   $15,000
      50,000           15,000    20,000    25,000    30,000    30,000
      75,000           22,500    30,000    37,500    45,000    45,000
     100,000           30,000    40,000    50,000    60,000    60,000
     125,000           37,500    50,000    62,500    75,000    75,000
     150,000           45,000    60,000    75,000    90,000    90,000

(a)  Average of highest three years of annual compensation.
(b) Benefits are computed based on the participant's average of highest three years of annual compensation and the number of months of service, up to a maximum of 60%. The Pension Plan does not provide for Social Security integration.

     As of June 30, 1995, Mr. Nania's salary for pension benefit purposes was $146,957, he had one year of service accrued, and his estimated accrued annual pension benefit payable upon retirement assuming full vesting (which amount was frozen effective September 1, 1993) was $2,939. No amounts would be payable to Mr. Wiatr or Mr. Grant pursuant to the Pension Plan.


Savings and Protection Plan

     The Bank maintains a Profit Sharing Plan (the "Profit-Sharing Plan") which benefits all full-time employees.

     Effective April 1, 1994 the Bank amended the Profit-Sharing Plan to add a 401K provision. This part of the Plan allows for a defined contribution by employees with a match by the Bank of 50% on the first 6% of an employee's salary. If an employee elects to contribute greater than 6% of their salary, the Bank's match is capped at 50% of 6% of the employee's salary. The Bank's matching contribution for the 1995 fiscal year, covering the period from July 1, 1994 to June 30, 1995, was $50,817. All contributions under the 401K are vested when made, except to the extent adjustment may be necessary to comply with applicable allocation restrictions which apply to 401K plans generally.

     The Bank maintains a non-contributory profit-sharing feature to the Profit-Sharing Plan which benefits all full-time employees and follows the same eligibility requirements contained in the Bank's Pension Plan. The amounts contributed to the Profit-Sharing Plan are determined annually by the Board of Directors of the Bank on a discretionary basis. No contributions were made to the profit-sharing feature of the Profit-Sharing Plan in the fiscal year ended June 30, 1995.

     The Board of Directors of the Bank reviews the structure of the Profit-Sharing Plan annually, and makes whatever adjustments it deems appropriate. The Bank has no long-term agreement or commitment to maintain the Profit-Sharing Plan.


     REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Board of Directors as a whole makes decisions on compensation for Mr. Nania and Mr. Wiatr (with Messrs. Nania and Wiatr not participating in decisions concerning their compensation). The Board is currently comprised of eight members. Because the business of the Corporation currently consists of the business of the Bank, no separate cash compensation is paid to the executive officers of the Corporation. Except for Mr. Nania, who has participated in discussions concerning Mr. Wiatr's compensation, no other members of the Board who participate in these decisions are employed by the Corporation or the Bank, neither do any of these members have an interlocking relationship with a compensation committee of another entity, nor do they participate in any of the Corporation's or Bank's executive compensation plans.

     In addition, the Salary and Benefits Committee, none of whose members are employees of the Corporation or the Bank, makes recommendations to the Board of Directors concerning the grant of stock options pursuant to the 1986 Plan to employees, including director and non-director executive employees. Based on these recommendations, the Board of Directors makes decisions regarding the grant of any such options (with Messrs. Nania and Wiatr not participating in decisions concerning themselves). This Committee also makes recommendations to the Board of Directors on compensation for other officers and employees and on other benefit plans for employees of the Corporation and the Bank.

     The Board of Directors does not have formal compensation policies. The Board does, however, consider the Corporation's and the Bank's performance, the accomplishment of business objectives, and the individual's contribution to earnings and shareholder value in setting senior officer compensation levels. The Board also considers the compensation paid by peer group institutions with the goal of being competitive in the attraction and retention of qualified executives. The two principal components of Mr. Nania's and Mr. Wiatr's compensation are salary and stock options granted under the Corporation's 1986 Plan. The Board considers granting bonuses only when it determines that performance is meritorious and exceptional, and only after consideration of such factors as the Bank's performance for such year compared to prior years, and the time and effort exerted by management. These decisions are made on a judgmental basis, and not according to a specific formula. The Board decided not to increase the cash compensation paid to the Chairman in 1995 over its 1994 level of $150,000, but rather to recognize meritorious performance for the fiscal year ended June 30, 1995 and prior years by payment of cash bonus and stock option bonus as reflected in the Summary Compensation Table. The Board decided to recognize meritorious performance by Mr. Wiatr in the fiscal year ended
June 30, 1995 by payment of the cash bonuses as reflected in the Summary Compensation Table. Also, in accordance with his employment agreement, the Board reviewed his annual base salary in June of 1995 and determined to increase it to $170,000.


Board of Directors of the Corporation and the Bank

Willis H. Barton, Jr.         Anthony J. Nania (not as to himself)
Herbert E. Bullock            Suzanne L. Powers
Laurie G. Gonthier            Francis J. Wiatr (not as to himself)
John V. Haxo                  Mary C. Williams


                          PERFORMANCE GRAPH

     The following graph compares over the last five years the cumulative total shareholder return on the Corporation's Common Stock, based on the market price of the Corporation's Common Stock, with the cumulative total return of companies on the S&P 500 Index and the reported total return of companies on the KBW New England Savings Bank Index. Total return values were calculated based on cumulative total return values assuming reinvestment of dividends. The graph assumes a $100 investment on June 30, 1990.

                       Worksheet for Proxy Graph
                       Cumulative shareholders return

                   June 90  June 91  June 92  June 93  June 94  June 95
S&P 500            100.00   107.4    121.7    138.3    140.2    176.7

NewMil Bancorp,
  Inc.             100.00    48.4     92.8     92.8    119.3    167.4

KBW New England
 Savings Bank
 Index             100.00    77.6    146.6    198.6    314.2    325.6


               TRANSACTIONS WITH MANAGEMENT AND OTHERS

     During the fiscal year ended June 30, 1995, certain directors and officers of the Corporation and the Bank and associates of such directors and officers have been and currently are customers of the Bank and the Corporation and have had banking and other transactions with the Bank and the Corporation. All transactions, including loans, if any, made to such persons and their associates (a) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers of the Bank, (b) were made in the ordinary course of business, and (c) did not involve more than the normal risk of collectability or present other unfavorable features.

     During the fiscal year ended June 30, 1995, the Bank and the Bank's Pension Plan and Profit-Sharing Plan paid Paine Webber fees or commissions totaling $64,086. Director Laurie G. Gonthier is a Vice President-Marketing of Paine Webber, in Middlebury, Connecticut. During the fiscal year ended June 30, 1995, the Bank paid legal fees totaling $33,540 to the law firm of Powers & Powers of which director Suzanne L. Powers was a partner. During the fiscal year ended June 30, 1995 the Bank paid legal fees totaling $50 to the law firm of Nania & Drury of which Anthony J. Nania, Chairman and CEO of the Corporation and Chairman of the Bank, was a partner.

                                 PROPOSAL 2

            AMENDMENT OF THE 1986 STOCK OPTION AND INCENTIVE PLAN


     The Board of Directors has adopted certain amendments to the Corporation's 1986 Stock Option and Incentive Plan (the "Employee Option Plan") subject to approval by the shareholders. A copy of the Amended and Restated 1986 Stock Option and Incentive Plan, which incorporates the proposed amendments, is attached to this Proxy Statement as Exhibit A. The Board believes that these amendments will operate as an additional incentive for certain employees, encourage stock ownership by them, increase their proprietary interest in the success of the Corporation and Bank, and encourage them to remain as employees. The proposed material amendments to the Employee Option Plan are as follows: (1) to extend the termination date of the Employee Option Plan ten (10) years from December 10, 1995 to December
10, 2005; (2) to increase the aggregate number of shares of stock subject to options which may be granted under the Employee Option Plan from its present 446,000 shares to 500,000 shares (an increase of 54,000 shares); (3) to provide that, upon a "change in control" of the Corporation (as that term is defined in the Employee Option Plan), (i) all options and stock appreciation rights issued pursuant to the Employee Option Plan shall become immediately exercisable in full for the remainder of their terms, and (ii) the holders of such options and stock appreciation rights shall have the right to require the Corporation to purchase the options and stock appreciation rights upon the terms and conditions set forth in the Employee Option Plan; (4) to provide that, with respect to Nonqualified Stock Options, the Salary and Benefits Committee of the Board (which administers the Employee Option Plan) may in its discretion extend the time within which a participant or his or her estate or beneficiaries may exercise such options following his or her termination of employment with the Corporation or the Bank; (5) to provide that no individual is eligible to receive any grant under the Employee Option Plan if, at the time, he or she is also eligible to receive options under any other stock option plan maintained for outside directors, including the Corporation's 1992 Stock Option Plan for Outside Directors; (6) to provide that the Board shall not appoint any member of the Board to the Salary and Benefits Committee if, during the one-year period immediately prior to such proposed appointment, the member received a grant or award pursuant to the Employee Option Plan or any other stock option plan of the Corporation other than the 1992 Stock Option Plan for Outside Directors; and (7) to provide the Board with greater flexibility to amend the Employee Option Plan in the future. The amendments shall apply only to options granted after August 22, 1995 and only if approved by shareholders.

     Set forth below is a description of the Employee Option Plan as proposed to be amended. The Employee Option Plan is designed to promote the long-term success of the Corporation by providing financial incentives to the officers and employees who have made and who are in a position to continue to make significant contributions toward such success. The Employee Option Plan is designed to be available to attract individuals of outstanding ability to employment with the Corporation and the Bank and to encourage key employees to acquire a proprietary interest in the Corporation and the Bank, to continue employment with the Corporation, and to render superior performance during their employment. The Employee Option Plan provides for incentive stock options and nonqualified stock options ("Stock Options"), stock appreciation rights ("SARs"), and performance awards. The maximum number of shares reserved for the Employee Option Plan is presently 446,000 and, if the amendment is approved, will increase to 500,000.

     The Employee Option Plan is administered by the Salary and Benefits Committee of the Board (the "Committee"). The Committee selects full-time key employees eligible to participate in the Employee Option Plan, determines the terms of awards, interprets the Employee Option Plan and makes all other determinations for administering the Employee Option Plan. The proposed amendments make clear that no person who may be in a position to receive an option or other grant under the Employee Option Plan may be a member of the Committee.

     The Employee Option Plan provides that certain of the stock options are intended to qualify as "Incentive Stock Options" within the meaning of
Section 422A of the Code. Incentive Stock Options may entitle the optionee to favorable income tax treatment if certain required holding periods are met. Other stock options will be granted as nonqualifying stock options. Incentive Stock Options will be issued at an option price based upon the fair market value of the shares of common stock on the date of grant. Nonqualifying stock options will be issued at an option price determined by the Committee, but may not be less than 85% of the market value of the Corporation's stock at the time the option is issued. Exercise of a stock option will be subject to terms and conditions set by the Committee and set forth in the instrument evidencing the stock option, if any. Stock options may be exercised with either cash or shares of common stock. The date of expiration of a stock option will be fixed by the Committee, but may not be longer than ten years from the date of grant.

     As to Incentive Stock Options, the Corporation will not be entitled to a deduction for tax purposes upon grant or exercise of an Incentive Stock Option if the optionee holds the shares for at least two years after the date of exercise. For an option to qualify as an Incentive Stock Option, the optionee generally must be an employee of the Corporation or a subsidiary from the date the option is granted through a date within three (3) months
before the date of exercise.   If all of the requirements for the Incentive
Stock Options are met, except for the special holding period rules set forth in the preceding sentence, the Corporation will be allowed a deduction when the optionee disposes of the stock, generally in an amount equal to the excess of the fair market value of the stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). When the optionee exercises a nonqualified option, the Bank will be entitled to a tax deduction in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise (or, if the optionee is subject to certain restrictions imposed by the securities laws, upon the lapse of those restrictions, unless the optionee makes a special tax selection within thirty days after the exercise to have income determined without regard to restrictions).

     SARs may be granted in conjunction with all or any part of any Stock Option. SARs entitle the holder of a Stock Option with respect to which SARs are granted to surrender the Stock Option, or any applicable unexercised portion thereof, and to receive the difference (the "SAR Difference") between the (i) fair market value of the shares of Common Stock subject to the surrendered option at the time the SARs are exercised, and
(ii) the option price of such shares. The Corporation, at the sole discretion of the Committee, will pay such difference either by delivery of shares of Common Stock or cash or some combination of Common Stock and cash. SARs may be exercised at such time or times and to the extent, but only to the extent, that the related Stock Options may be exercised, and only after the holder has held the SAR and related Stock Option for a period of at least six months. The SAR holder will recognize income for federal income tax purposes, and the Corporation will be entitled to a deduction for federal income tax purposes, upon receipt of and in the amount of the SAR Difference.

     Performance awards may be granted by the Committee from time to time as an additional incentive to management accountability and as a means of performance measurement. Awards may be measured against individual achievements, those of the Corporation or both. Upon making an award, the Committee will determine the stated value of such award (the "Stated Value"). The Stated Value will be a function of the fair market value of a share of Common Stock. The earning of an award (the "Performance Shares") by the key employee will be calculated by reference to a performance target for such shares for a prescribed period of time. The performance target will be based on a specific dollar amount of growth or on a percentage rate of improvement in such elements as the Corporation's earnings per share, net income before securities transactions, return on equity or other such measures related to growth or improvement of the Corporation as the Committee shall determine. To the extent that a performance target is either not achieved or is exceeded, the Committee shall determine the value deemed to have been earned. Performance Share payments will be made in cash or Common Stock or some combination of cash and Common Stock, at the discretion of the Committee. The recipient will recognize income for federal income tax purposes, and the Corporation will be entitled to a deduction for federal income tax purposes, in the amount of and at the time of earning performance shares.

     Stock options and SARs will expire based upon a schedule following termination of employment due to retirement, disability or death. The extent to which Performance Shares covered by a performance award agreement shall be payable following the time of termination of employment due to disability or death is subject to the discretion of the Committee. Upon the termination of employment for any reason other than retirement, disability or death, all Stock Options will terminate on the earlier of (i) their expiration date, or (ii) three (3) months following termination or, in the case of Nonqualifying Stock Options, such longer period as the Committee may determine in its sole discretion. In no event may a stock option or an SAR be exercised after the expiration of its term.

     The Employee Option Plan may be amended by the Board, in the future, except that it may not increase the number of Shares subject to such Plan, modify the requirements for eligibility for grants under such Plan, or materially increase the benefits accruing to Participants under the Plan without shareholder approval. At the present time, the Committee has not identified any potential recipients of Stock Options, SARs or Performance Shares which may be granted in the future under the proposed amendments to the Employee Option Plan. Currently, 68,530 option shares are available for grant under the Plan; 9,900 SARs are outstanding and no Performance Shares have been granted. The 54,000 additional option shares to be made available pursuant to this amendment would have a market value of $357,750 in the aggregate based upon a fair market value of $6.625 per share on September 1, 1995.

     THE ADOPTION OF THE AMENDMENTS TO THE 1986 STOCK OPTION AND INCENTIVE PLAN MUST BE RATIFIED BY THE AFFIRMATIVE VOTE OF AT LEAST A MAJORITY OF THE VOTES PRESENT IN PERSON OR BY PROXY AT THE ANNUAL MEETING.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ADOPTION OF THE AMENDMENTS TO THE 1986 STOCK OPTION AND INCENTIVE PLAN.



                             PROPOSAL 3

               AMENDMENT OF THE 1992 STOCK OPTION PLAN
                        FOR OUTSIDE DIRECTORS


     The Board of Directors has adopted certain amendments to the Corporation's 1992 Stock Option Plan for Outside Directors (the "Director Option Plan"), subject to approval by shareholders. The Board believes that these amendments will provide further incentives to non-employee directors of the Corporation, provide an attraction and retention vehicle for qualified directors, encourage director stock ownership, and generally align the interests of the directors more closely with those of the shareholders. The proposed material amendments to the Director Option Plan are as follows:
(1) to provide that, commencing on June 30, 1996 and continuing on June 30 of each year thereafter until the Director Option Plan terminates, each person who is then a director of the Corporation shall receive an Option to purchase 2,000 shares of the Corporation's Common Stock; (2) to delete the provisions of the Director Option Plan which provide for the grant of Options to Directors upon their re-election to the Board; and (3) to delete the provisions of the Director Option Plan which restrict the exercise of Options to fiscal quarters immediately following fiscal quarters in which dividends have been declared.

     The amendments to the Director Option Plan are subject to the approval by the shareholders of the Corporation. Set forth below is a description of the Director Option Plan, as proposed to be amended. The Director Option Plan provides for the issuance of nonqualified stock options ("Options"). The maximum number of shares reserved for the Director Option Plan is 130,000.
A copy of the Amended and Restated 1992 Stock Option Plan for Outside Directors, which incorporates the amendments summarized above, is attached to this Proxy Statement as Exhibit B.

     The Director Option Plan is administered by the Salary and Benefits Committee of the Board (the "Committee"). Each member of the Committee must be a disinterested person under Rule 16b-3 promulgated pursuant to the Securities Exchange Act of 1934. The Committee has the authority to interpret the Director Option Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations with respect to the administration of the Director Option Plan. The Committee, however, has no discretion to determine the non-employee directors who will receive options, the number of shares subject to options, or the terms upon which, the times at which or the periods within which shares may be acquired or the options may be acquired and exercised.

     A maximum of 130,000 shares of Common Stock may be issued to individuals upon exercise of Options under the Directors Option Plan, except that such amount may be adjusted for stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations or liquidations. Options may be granted only to members of the Board of Directors of the Corporation who are not otherwise employees of the Corporation or any of its subsidiaries on the date of grant.

     Each individual who was a participant on the effective date of the original Director Option Plan adopted in 1992 received an automatic grant of an Option to purchase 10,000 shares of Common Stock. Directors who are newly elected to the Board after the effective date of the Director Option Plan receive an automatic grant of an Option to purchase 3,000 shares of Common Stock on the date of such election (or, if elected by the Board, on the date of the annual meeting of the shareholders of the Corporation immediately following such election)(no such 3,000 Share Option grant has been made to date). Under the original Director Option Plan, continuing directors receive automatic grants of options when they are re-elected to the Board of Directors (every 3 years). The proposed amendments to the Director Option Plan provide that every person serving as a director on June 30, 1996 and on each June 30 thereafter until June 30, 2002 shall, so long as he or she is a director on that date, receive an automatic grant of options on each such date to purchase 2,000 shares of Common Stock. Such automatic grant, however, will be reduced pro rata or not made at all if the number of shares available for grant under the Director Option Plan is not sufficient to make the automatic grants on the applicable date.

     The per share exercise price of all Options shall be equal to the fair market value of a share of the Common Stock on the date of grant. No
Option may be exercised until six months after it is granted. Options are exercisable for a period of ten years from the date of grant. The number of shares which may be purchased at any one time is 100 shares, a multiple thereof or the total number at the time purchasable under the Option. The exercise price is payable in cash or by certified check, bank draft or postal express money order. No Option may be assigned or transferred except by will and/or by the laws of descent and distribution and may be exercised during the life of any director only by the director. If a director terminates service as a director for any reason, any outstanding Option held by the director will terminate on the earlier of the date on which the Option would otherwise expire or three years after such termination. If a director's service as a director is terminated by disability, death or retirement upon obtaining age 70, the director or the representative of the director's estate or his or her beneficiary to whom the Option has been transferred will have the right to exercise any then outstanding Options until the date on which they would otherwise expire. Unless sooner terminated by the Board, the Director Option Plan will remain in effect for a period of ten (10) years after the effective date of the Director Option Plan until October 23, 2002. No Options may be granted after the termination of the Director Option Plan.

     Upon the exercise of an Option, an optionee will recognize ordinary compensation income in an amount equal to the excess of the fair market of the Common Stock on the date of the exercise over the option price. Any gain or loss recognized by the optionee on the subsequent disposition of the stock will be capital gain or loss. The Corporation will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the optionee is required to recognize ordinary compensation income as described above. To the extent that an optionee recognizes capital gain as described above, the Corporation will not be entitled to a deduction for federal income tax purposes.

     THE ADOPTION OF THE AMENDMENTS TO THE 1992 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS MUST BE RATIFIED BY THE AFFIRMATIVE VOTE OF AT LEAST A MAJORITY OF THE OUTSTANDING SHARES OF THE CORPORATION'S COMMON STOCK.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ADOPTION OF THE AMENDMENT TO THE 1992 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS.

                             PROPOSAL 4

    RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND AS INDEPENDENT
             AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 1996

     The Board of Directors of the Corporation has made arrangements with Coopers & Lybrand, independent certified public accountants, to be its independent auditors for the fiscal year ending June 30, 1996 subject to ratification by the Corporation's shareholders. Neither the firm nor any of its partners has any direct or indirect financial interest in, or any connection (other than as independent auditors) with the Corporation or the Bank. A representative of Coopers & Lybrand is expected to be present at the Meeting and will be provided with an opportunity to make a statement if he or she desires to do so and to respond to shareholders' questions.

     THE INDEPENDENT AUDITORS MUST BE RATIFIED BY A MAJORITY OF THE VOTES PRESENT IN PERSON OR BY PROXY AT THE ANNUAL MEETING.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" RATIFICATION.

                        SHAREHOLDER PROPOSALS

     Proposals of the Corporation's shareholders intended to be presented at the 1995 annual meeting of the Corporation must be received by the Corporation not later than May 9, 1996, to be included in the Corporation's proxy statement and form of proxy relating to that meeting. Any such proposal must comply with Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

                            OTHER MATTERS

     At the time of preparation of this Proxy Statement, the Board of Directors of the Corporation knew of no other matters to be presented for action at the Meeting other than as set forth in the Notice of Annual Meeting of Shareholders and described in this Proxy Statement. If any other matters properly come before the Meeting or any adjournment(s) thereof, the proxies will be voted in accordance with the determination of a majority of the Board of Directors.

                              By order of the Board of Directors,


                              BETTY F. PACOCHA
                              Secretary

September 20, 1995